Exhibit 10.1

AMENDMENT NO. 2021-1

TO THE

GEMMA POWER SYSTEMS, LLC

DEFERRED COMPENSATION PLAN

The Gemma Power Systems, LLC Deferred Compensation Plan (the "Plan"), is hereby amended effective January 1, 2021 pursuant to Section 8.1 of the Plan, as follows:

I.

Section 4.1 of the Plan is deleted in its entirety and replaced with the following new Section 4.1:

4.1Timing of Vesting. Each Eligible Employee’s Deferred Compensation Account for a Plan Year will vest as follows if such Eligible Employee has been continuously employed by the Employer on such date:

For all awards granted on or after January 1, 2021, 50% on the fourth anniversary of the Award Date that the amount is deemed to be credited to the Eligible Employee’s Deferred Compensation Account; 25% on the fifth anniversary of the Award Date that the amount is deemed to be credited to the Eligible Employee’s Deferred Compensation Account; and 25% on the sixth anniversary of the Award Date that the amount is deemed to be credited to the Eligible Employee’s Deferred Compensation Account

For all awards granted prior to January 1, 2021, 50% on the fifth anniversary of the Award Date that the amount is deemed to be credited to the Eligible Employee’s Deferred Compensation Account; 25% on the sixth anniversary of the Award Date that the amount is deemed to be credited to the Eligible Employee’s Deferred Compensation Account; and 25% on the seventh anniversary of the Award Date that the amount is deemed to be credited to the Eligible Employee’s Deferred Compensation Account

Notwithstanding the foregoing, upon an Eligible Employee’s Disability or death, except by suicide, such Eligible Employee’s Deferred Compensation Account(s) shall be fully vested.

Notwithstanding the foregoing, if an Eligible Employee is terminated from employment for Cause then any amounts not yet distributed to the Eligible Employee, whether or not vested, shall be forfeited.

For purposes of this Section, an Eligible Employee shall be considered to be continuously employed during any period of an Approved Leave of Absence.

II.

If there shall be any inconsistency between the provisions of this Amendment No. 2021-1, Amendment No. 2020-1 and the provisions of this Plan, this Amendment No. 2021-1 shall control.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 2021-1 to be executed by its duly authorized officer on this 24th day of June, 2021, effective as hereinabove set forth.

GEMMA POWER SYSTEMS, LLC

By:	/s/ David H. Watson
David H. Watson
Chief Financial Officer